CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial
Statements" in the Prospectus and to the use of our report, dated March 12, 2004, on the financial statements for the years ended December 31, 2003 and 2002 included in Post-Effective Amendment Number 7 to the Registration Statement (Form S-6, 1933 Act File No. 333-42113) of Pioneer Independence Plans.

We also consent to the references to our firm under the captions "Financial Highlights" in the Prospectus, and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information of Pioneer Independence Fund, and to the incorporation by reference therein of our report on the financial statements and financial highlights for the year ended December 31, 2003 of Pioneer Independence Fund, dated February 17, 2004, (Form N-1A, 1933 Act File No. 333-42105, Post-Effective Amendment No. 7) which is incorporated in Post-Effective Amendment Number 7 to the Registration Statement (Form S-6 No. 333-42113) of Pioneer Independence Plans.




                                                       /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 28, 2004

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement in this Post-Effective Amendment No. 7 to Registration No. 333-42113 on Form S-6 of our report dated February 13, 2004, relating to the financial statements of Pioneer Funds Distributor, Inc., which appear in such Registration Statement.



                                    /s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 29, 2004